UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

As previously disclosed, on February 1, 2024, Interactive Strength Inc. (the "Company") entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”). As previously disclosed, on March 29, 2024, the Company issued to the Lender 1,500,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), upon the conversion of $3.0 million of the Loan.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Modification Agreement (the “Modification Agreement”) with the Lender, for which the principal amount of the Loan was reduced by $3.0 million.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Restoration Agreement (the “Restoration Agreement”) with the Lender. Pursuant to the Restoration Agreement, in the event the aggregate amount of funds received by Lender (net of all commissions, transfer fees or other transaction fees of any kind and taxes paid or payable as a result thereof) arising out of the disposition of the Preferred Stock, the disposition of the shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") issued pursuant to the exchange agreements entered into by and between the Company and the Lender prior to September 30, 2024, the disposition of the shares of Common Stock issued pursuant to all exchange agreements entered into by and between the Borrower and the Lender after September 30, 2024, the disposition of the shares of Common Stock issuable upon conversion of the Preferred Stock, if such Preferred Stock is converted to Common Stock by Lender, or the disposition of any other securities of the Borrower issued to the Lender as a result of its holding the Preferred Stock (the aggregate amount of funds, the “Net Trade Value”) received by the Lender on or before December 31, 2025 is less than the total amount of Loan principal which has been exchanged for preferred stock or common stock of the Company plus interest (the “Total Loan Exchanged Amount”), within ten (10) business days of written demand therefor, Borrower shall pay to Lender via wire transfer in immediately available funds the amount that is equal to (i) Total Loan Exchanged Amount, less (ii) the Net Trade Value.”

As of December 30, 2025 (the date through which the Net Trade Value was calculated), the Total Loan Exchanged Amount was approximately $7,798,728 and the Net Trade Value was $33,749.81.

On December 31, 2025, the Company and the Lender entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the Company issued 16,875 shares (the “Series C Preferred Shares”) of the Company’s Series C Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), to the Lender as payment of the $33,749.81 Net Trade Value.

Following the issuance of the Series C Preferred Shares, the Lender owned 1,534,921 shares of Series C Preferred Stock.

Exchange Agreement

As a result of previously disclosed various transactions whereby the outstanding principal amount of the Loan was reduced, as of December 31, 2025, the outstanding principal amount and accrued interest of the Loan was $170,250 (the "Loan Amount").

On December 31, 2025, the Company and the Lender entered into an Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company and Lender agreed to reduce the Loan Amount by $156,202 in exchange for the issuance of 28,400 shares of Common Stock (the “Exchange Shares”) to the Lender at a price per Exchange Share of $5.50. The Exchange Shares will not contain a restrictive legend under the Securities Act of 1933, as amended (the “Securities Act”). As a result of this transaction, the outstanding principal amount of the Loan is $14,048.

The foregoing descriptions of the Settlement Agreement and Exchange Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Settlement Agreement and Exchange Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Incremental Warrant Exercise

As previously disclosed, on January 28, 2025, the Company entered into that certain securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, among other securities sold as disclosed in the Current Report on Form 8-K filed on February 3, 2025 (the “February 3rd , 8-K”), as amended by a Current Report on Form 8-K/A filed on March 7, 2025 (the “March 7th8-K/A”), the Company sold and the Investor agreed to purchase, Class A incremental warrants (the “Class A Incremental Warrants”) to purchase (a) senior secured convertible notes (the “Class A Incremental Notes”) in the aggregate principal amount of $13,000,000 and (b) warrants (the “Class A Incremental Common Warrants”) to purchase shares of Common Stock. The amount of Class A Incremental Common Warrant shares issuable upon exercise of Class A Incremental Warrants to purchase Class A Incremental Notes is based on the following formula: ((the principal amount being purchased multiplied by 110% =A) (A divided by the lower of ((i) 110% of the closing price of the Common Stock on the trading day prior to the Class A Incremental

Warrant exercise date or (ii) the lowest conversion price of any outstanding Class A Incremental Note then in effect) = B) (B divided by 2 = C (the amount of Class A Incremental Common Warrant shares issuable)).

By way of example only, if a total principal amount of $1,000,000 is purchased, and the lowest conversion price of any outstanding Class A Incremental Note then in effect is $1.50, and the closing price of the Common Stock on the trading day prior to the Class A Incremental Warrant exercise date is $0.90, the formula would be as follows and would result in 555,556 Class A Incremental Common Warrant shares being issuable: (($1 million multiplied by 110% equals $1.1 million) ($1.1 million divided by $0.99 (the $0.90 closing price multiplied by 110%) equals 1,111,111) (1,111,111 divided by 2 equals 555,556 (rounded up).

As previously disclosed, on eight different dates from March 11, 2025 through December 30, 2025, the Investor elected to exercise Class A Incremental Warrants to purchase Class A Incremental Notes for a total principal amount of $11,157,000 and, as a result, was issued Class A Incremental Common Warrants to purchase an aggregate of 1,130,713 shares of Common Stock.

On January 6, 2026, the Investor elected to exercise Class A Incremental Warrants (the “Warrant Exercise”) to purchase a Class A Incremental Note for a principal amount of $1,153,000 (the “Class A Incremental Note”) and, as a result, was issued Class A Incremental Common Warrants to purchase an aggregate of 618,442 shares of Common Stock (based on the January 5, 2026 closing price of $0.9322).

Description of the Class A Incremental Note

The maturity date of the Class A Incremental Note issued pursuant to the Warrant Exercise is January 6, 2027 (the “Maturity Date”).

The Class A Incremental Note is convertible (in whole or in part) at any time prior to the Maturity Date into the number of shares of Common Stock equal to (x) 110% of the sum of (i) the portion of the principal amount of the Class A Incremental Note to be converted or redeemed, (ii) accrued and unpaid Interest with respect to such principal amount of the Class A Incremental Note, (iii) the Make-Whole Amount (as defined in the Class A Incremental Note), (iv) accrued and unpaid Late Charges (as defined in the Class A Incremental Note) with respect to such principal amount of the Note, Make-Whole Amount and Interest, and (v) any other unpaid amounts pursuant to the transaction documents, if any, divided by (y) a conversion price of $1.0254 per share, subject to adjustment as provided in the Class A Incremental Note (such shares, the “Class A Incremental Note Conversion Shares”).

The Class A Incremental Note is also convertible (each, an “Alternate Conversion”) into shares of Common Stock at a conversion rate equal to the quotient of (x) the conversion amount, divided by (y) the Alternate Conversion Price (as defined below); provided, that if an event of default has occurred and is continuing, the Class A Incremental Note is convertible at a conversion rate equal to the quotient of (x) 110% of the Conversion Amount, divided by (y) the Alternate Conversion Price. The “Alternate Conversion Price” means the lower of (i) the applicable conversion price as in effect on the date of the Alternate Conversion, and (ii) the greater of (A) 118%, or, if an event of default has occurred and is continuing, 85%, of the lowest VWAP of the Common Stock during the ten consecutive trading day period ending and including the trading day immediately preceding the delivery of the applicable conversion notice, and (B) a floor price of $0.196.

Description of the Class A Incremental Common Warrants

The Class A Incremental Common Warrants are exercisable for shares of Common Stock at a price of $1.5756 per share (the “Class A Incremental Common Warrant Exercise Price”). The Class A Incremental Common Warrants issued pursuant to the Warrant Exercise may be exercised during the period commencing January 6, 2026 and ending January 6, 2033. The Class A Incremental Common Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional shares of Common Stock and the like.

Pursuant to the terms of the Class A Incremental Note and the Class A Incremental Common Warrants, the Company shall not affect the conversion of any portion of the Class A Incremental Note or exercise of the Class A Incremental Common Warrants, to the extent that after giving effect to such conversion or exercise, as applicable, the Investor would beneficially own in excess of 4.99% (or, at the option of the Investor, 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such conversion. On March 11, 2025, the Company obtained stockholder approval to issue up to (a) 10,242,324 shares of Common Stock (giving effect to the Reverse Split) pursuant to conversions of Class A Incremental Notes and (b) 684,647 shares of Common Stock (giving effect to the Reverse Split) pursuant to exercises of Class A Incremental Common Warrants.

The form of the Class A Incremental Warrant was filed as Exhibit 4.3 to the February 3, 8-K. The form of the Class A Incremental Note was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 23, 2025. The Class A Incremental Common Warrants have substantially the same form as the warrants to purchase up to an aggregate of 67,427 shares of Common Stock (giving effect to the Reverse Split) issued by the Company on January 28, 2025 which was filed as Exhibit 4.1 to the March 7, 8-K/A.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the Class A Incremental Note is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Class A Incremental Note and the Class A Incremental Common Warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder or, in the event of an issuance of the Class A Incremental Note Conversion Shares or the shares of Common Stock underlying the Class A Incremental Common Warrants on a cashless basis, pursuant to the exemption provided in Section 3(a)(9) under the Securities Act.

The Investor is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. The securities described in this Current Report on Form 8-K have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

The issuance of the Series C Preferred Shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

The issuance of the Exchange Shares of the Company’s Common Stock in exchange for a reduction in the Loan Amount was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

Item 3.03 Material Modification to Rights of Security Holders.

As previously disclosed, on June 6, 2025, the Company filed the Certificate of Designation of Series LTI Convertible Preferred Stock (the “Series LTI Preferred Stock”) with the Secretary of State of the State of Delaware. On June 14, 2025, the Company issued a total of 1,250,000 shares (the “LTI Shares”) of Series LTI Preferred Stock to the Company’s executive officers and members of the Board of Directors (the “Board”) of the Company.

On December 31, 2025, the Board approved the cancellation and retirement of the LTI Shares previously issued. In connection with the Board’s approval of the cancellation of the LTI Shares, on December 31, 2025, each holder of LTI Shares entered into a letter agreement with the Company pursuant to which the holders of LTI Shares agreed to surrender all shares of Series LTI Preferred Stock held for cancellation, for no consideration.

Following the surrender of the shares pursuant to the letter agreements, the Company cancelled and rescinded the shares, and such shares were restored to the status of authorized but unissued shares of Series LTI Preferred Stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements.

Information set forth in Item 3.03 of this Current Report on Form 8-K with regard to the cancellation of the LTI Shares is incorporated by reference into this Item 5.02.

The cancellation of the LTI Shares was approved by the Board and implemented through letter agreements with the Company’s executive officers and members of the Board. The cancellation of the LTI Shares was not in connection with any termination of service, appointment, or new compensatory arrangement, and no cash or other consideration was paid or received in connection therewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Settlement Agreement, dated as of December 31, 2025, by and between Interactive Strength Inc. and Vertical Investors, LLC

10.2	Exchange Agreement, dated as of December 31, 2025, by and between Interactive Strength Inc. and Vertical Investors, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	January 7, 2026	By:	/s/ Caleb Morgret
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)